Exhibit 99.1

FOR IMMEDIATE RELEASE

FB Financial Corporation Completes Merger With Clayton Banks

Merger Will Add to FirstBank’s Tennessee Footprint in Key Markets

NASHVILLE, Tennessee (July 31, 2017) – FB Financial Corp. (NYSE: FBK), which operates through its wholly owned banking subsidiary, FirstBank, announced today it has completed its merger with Clayton Bank and Trust, headquartered in Knoxville, Tenn., and American City Bank, headquartered in Tullahoma, Tenn.

FirstBank, the third largest Tennessee-headquartered bank, now has total assets of approximately $4.5 billion, $3.0 billion in loans held for investment and $3.6 billion in deposits as of June 30, 2017, on a pro forma basis.

The deal adds substantially to FirstBank’s Tennessee presence in key metropolitan areas as well as in community markets including Clayton Bank and Trust branches in Knoxville, Jackson, Cookeville, Oakland, Covington, Henderson, Lexington and Friendship; and American City Bank branches in Tullahoma, Manchester, Lynchburg and Decherd.

The Clayton Bank and American City Bank branches will operate under their existing names as divisions of FirstBank until the systems conversion is completed, which is expected by the end of the year.

“This is an outstanding combination of like-minded banks that will benefit everyone involved – our customers, our associates and our shareholders, and it will strengthen FirstBank’s reputation as a premier bank in the state,” said FirstBank President and CEO Christopher T. Holmes. “I expect the process of integrating these banks will be smooth because of our common relationship-based customer service cultures. Additionally, customers should not notice changes in relationship or service as the name of the bank changes.”

Pursuant to the terms of the transaction, Clayton HC received 1,521,200 shares of common stock and $184,200,000 in cash as consideration. The cash payment included an additional $60 million to Clayton HC in lieu of the issuance of a $60 million subordinated note. FB Financial Corporation funded the closing cash payment to Clayton HC utilizing the net proceeds from its June private placement, together with cash on hand. Following the transaction, James W. Ayers, Executive Chairman and majority shareholder, will continue to own approximately 56 percent of FB Financial Corporation’s outstanding shares of common stock.

Clayton HC also received from the Clayton Banks prior to the closing of the merger (1) a distribution of excess capital of the Clayton Banks in the amount of $79,500,000, (2) the distribution of certain specified assets, with a book value of approximately $4.8 million, from the Clayton Banks and (3) an approximately $9.3 million cash distribution from the Clayton Banks, which is an amount that is intended to cover Clayton’s S corporation tax liabilities attributable to the earnings of the Clayton Banks for the period prior to the closing of the acquisition.

Ayers, who founded FirstBank after acquiring Farmers State Bank in Scotts Hill, Tenn., in 1984, said he looks forward to working with Jim Clayton, who will remain with FirstBank as Chairman of East Tennessee and Specialty Lending. “Jim Clayton is one of the most successful businessmen in the state of Tennessee, and I am extremely excited about having him on our team.”

In addition to Clayton’s role, the following new executive positions will provide consistent leadership and local decision-making that is the hallmark of the FirstBank operating model:

•	Travis K. Edmondson, who had been CEO of Clayton Bank and Trust since 2013, has been named FirstBank’s Knoxville Area President.

•	Troy D. Martin, previously President and CEO of American City Bank, will become FirstBank’s Tullahoma Area President.

•	Kevin N. Kimzey, who served as President of Clayton Bank and Trust, has been named President of FirstBank Specialty Lending.

“This is an exciting time for everyone at FirstBank as we continue to grow and expand our team. We have a history of superior products and customer-driven service that has been successful for over a century,” Holmes said. “We look forward to helping even more people across the state with their personal, business and mortgage needs.”

Stephens Inc. served as financial adviser and Alston & Bird, LLP, served as legal adviser to FB Financial Corporation. Olsen Palmer LLC served as financial adviser and Baker, Donelson, Bearman, Caldwell & Berkowitz P.C. served as legal adviser to Clayton HC.

About FB Financial Corporation

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 63 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $4.5 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:
Jeanie M. Rittenberry	James R. Gordon
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	jgordon@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking and mortgage industry and economy in general and the anticipated benefits, cost, financial impact and integration of the Company’s combination with the Clayton Banks. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this Earnings Release including, without limitation, the risks and other factors set forth in the Company’s December 31, 2016, Form 10-K, filed with the SEC on March 31, 2017, under the captions “Cautionary note regarding forward-looking statements” and “Risk factors.” Many of these factors are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.